Exhibit 1.1

EXTRA SPACE STORAGE INC.

20,200,000 Shares

Common Stock

($.01 Par Value)

UNDERWRITING AGREEMENT

August       , 2004

UNDERWRITING AGREEMENT

August [        ], 2004

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Extra Space Storage Inc., a Maryland corporation (the “Company”), and Extra Space Storage LP, a Delaware limited partnership, the indirect general partner and majority limited partner of which is the Company (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 20,200,000 shares (the “Firm Shares”) of Common Stock, $.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Transaction Entities propose to grant to the Underwriters the option to purchase from the Company up to an additional 3,030,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS FinSvc”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to administer a directed share program (the “Directed Share Program”) under which up to 1,010,000 Firm Shares, or 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS FinSvc and Merrill Lynch at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company, designated by the Company (the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers (the “NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS FinSvc and Merrill Lynch with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so. The terms by which Merrill Lynch shall administer the Directed Share Program are governed by a letter agreement, dated August         , 2004, between the Company and Merrill Lynch.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and

Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-115436) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading. The Transaction Entities and Extra Space Storage LLC have engaged in a series of transactions described in the Registration Statement and the Prospectus, including (i) contribution by holders of membership interests in Extra Space Storage LLC of their membership interests in exchange for shares of Common Stock, OP Units (as defined herein), contingent conversion shares issued by the Company and/or contingent conversion units issued by the Operating Partnership (“CCUs”), and contribution by the Company of such membership interests to the Operating Partnership in exchange for OP Units and CCUs; (ii) acquisition by the Operating Partnership of equity interests of partners in certain of Extra Space Storage LLC’s joint ventures; (iii) acquisition of Extra Space Management, Inc. by Extra Space Storage LLC from certain of its executive officers; (iv) execution of management and development agreements by Extra Space Management, Inc. and Extra Space Development LLC following a distribution by Extra Space Storage LLC to certain of its holders of 100% of the membership interests in Extra Space Development LLC; (v) execution of a license agreement by the Operating Partnership and Centershift, Inc.; (vi) acquisitions of certain self-storage properties from unrelated third parties; and (vii) refinancing of certain indebtedness (collectively, the “Formation Transactions”). All of the agreements entered into in connection with the Formation Transactions are herein referred to as the “Formation Transaction Agreements.”

The Transaction Entities and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $         per Share. The Transaction Entities are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                 , 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York 10022, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the knowledge of any of the Transaction Entities, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-11 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Historical Combined” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “Pro forma Consolidated” in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined in Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”)) other than the subsidiaries set forth in Annex A hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); the Company, through two wholly-owned Subsidiaries, owns approximately 91.7% of the outstanding units of limited partnership interest in the Operating Partnership; complete and correct copies of the articles of incorporation and the by-laws of the Company and the Subsidiaries (or comparable organizational documents) and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each subsidiary of the Company set forth in Annex B hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the Operating Partnership has full power and authority to execute and deliver this Agreement and to perform its obligations as contemplated herein; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued,

fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the shares of Common Stock and the equity interests in the Operating Partnership (“OP Units”) issued in connection with the Formation Transactions have been duly authorized for issuance by the Company and, as applicable, the Operating Partnership and have been validly issued and, in the case of the Company, are fully paid and non-assessable; the issuance and sale by the Company of the shares of Common Stock and by the Operating Partnership of OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities and blue sky laws;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(i) this Agreement has been duly authorized, executed and delivered by each of the Transaction Entities;

(j) each of the Formation Transaction Agreements has been duly authorized, executed and delivered by each of the Company, the Operating Partnership or Extra Space Storage LLC, as applicable, and constitutes a valid and binding obligation of the Company, the Operating Partnership or Extra Space Storage LLC, as applicable, enforceable against the Company, the Operating Partnership or Extra Space Storage LLC, as applicable, in accordance with its terms, subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Formation Transaction Agreements are considered in a proceeding in equity or at law), and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(k) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter, by-laws, limited liability company agreement or partnership agreement, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except, in case of (B), as would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the charter or by-laws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, in case of (B), as would not, individually or in the aggregate, have a Material Adverse Effect;

(l) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, including the Formation Transactions, other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(m) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(n) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except as would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(p) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of any of the Transaction Entities, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(q) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(r) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities and Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(t) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and officers and each of its stockholders identified in Annex C hereto;

(u) the Company is not and, after giving effect to the offering and sale of the Shares and the Formation Transactions, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v) except as described in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; except as described in the Registration Statement and the Prospectus, all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(w) except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the knowledge of any of the Transaction Entities, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the

Company; (ii) neither the Company nor any of the Subsidiaries has received written notice of any infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) neither the Company nor any of the Subsidiaries is aware of any prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(x) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any of the Transaction Entities, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of any of the Transaction Entities, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the knowledge of any of the Transaction Entities, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(y) (i) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no past, present or, to the knowledge of any of the Transaction Entities, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the

Subsidiaries with, Environmental Laws; (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged liability or release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(z) in the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on the business, operations and properties of the Company and each of its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(aa) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; the Company has no knowledge, of any tax deficiency that has been asserted or threatened against the Company or any Subsidiary or of any current audit of any tax return of the Company or a Subsidiary by a federal, state or local taxing authority or agency;

(bb) the Company has been organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the proposed method of operation of the Company and the Subsidiaries as described in the Registration Statement and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code for the taxable year ending December 31, 2004 and thereafter;

(cc) the description of the Company’s organization and current and proposed method of operation set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” is an accurate and fair summary of the matters referred to therein;

(dd) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ee) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not have a Material Adverse Effect;

(ff) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the knowledge of any of the Transaction Entities, any other party to any such contract or agreement;

(gg) except as described in the Registration Statement and the Prospectus, the Company and each of the consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh) the Company has established and maintains disclosure controls and procedures sufficient to enable its management to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors, or if the Audit Committee has not been established as of the date hereof, the Board of Directors, have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(ii) the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and the Subsidiaries and any of the officers and directors of the Company and any of its consolidated Subsidiaries, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, to the extent required;

(jj) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) since July 30, 2002, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(kk) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll) neither the Company nor any of the Subsidiaries nor, to the knowledge of any of the Transaction Entities, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(mm) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(nn) to the knowledge of any of the Transaction Entities, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(oo) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(pp) the Transaction Entities have not relied upon you or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares, other than with respect to applicable requirements of state securities or “blue sky” laws or similar laws of foreign jurisdictions;

(qq) all securities issued by the Company or any of the Subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws;

(rr) neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which could have a Material Adverse Effect; the Company has disclosed in the Prospectus with an adequate amount of detail all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Prospectus (or, the most recent Preliminary Prospectus) are disclosed therein; no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Transaction Entities do not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that, individually or taken as a whole, would not have a Material Adverse Effect;

(ss) the mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company or any Subsidiaries, except as disclosed in the Prospectus; and none of the Company or any Subsidiaries hold participating interests in such mortgages and deeds of trust;

(tt) in connection with this offering, the Company has not offered and will not offer any shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of its Common Stock in a manner in violation of the Securities Act;

(uu) the Transaction Entities are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities would have any liability; the Transaction Entities have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Transaction Entities would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect;

(vv) the assets of the Transaction Entities do not constitute “plan assets” of an ERISA regulated employee benefit plan;

(ww) the Transaction Entities have complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or any person or affiliate located in Cuba;

(xx) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any preliminary prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;

(yy) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services; and

(zz) Any advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Shares (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the Act and the rules and interpretations of the NASD.

        In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

        4. Certain Covenants of the Transaction Entities. Each of the Transaction Entities hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than October 11, 2005;

(i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j) to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish promptly to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (to the extent not otherwise available on EDGAR) (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(b) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the offer and sale of the Reserved Shares, including all costs and expenses of UBS FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters, and (x) the performance of the Company’s other obligations hereunder; provided that, except as contemplated by Sections 4, 5 and 9 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, travel, lodging and other expenses incurred by any Underwriter’s personnel involved in the road show and 50% of the cost of any aircraft chartered in connection with the road show;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, whether such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date hereof (the “Lock-Up Period”), without your prior written consent, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (iv) in connection with the Formation Transactions; or (v) in connection with an acquisition of any equity securities of another company or any joint venture, provided that with respect to (v), the aggregate number of securities issued in connection with such sales or dispositions shall be no more than 10% of the Company’s outstanding common stock immediately after the offering and the recipients of such securities shall agree to be bound by the terms of this Section 4(o)

for the duration of the Lock-Up Period and shall execute an agreement substantially in the form set forth in Exhibit A hereto; providedthat if (x) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p) to use its best efforts to cause the Common Stock to be listed on the New York Stock Exchange;

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(r) to ensure that the Directed Shares will be restricted to the extent required by the NASD and its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program; and

(s) to use its best efforts to ensure that the Company meets the requirements for qualification as a REIT under the Code for its taxable year ending December 31, 2004 and thereafter.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Clifford Chance US LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Hogan & Hartson L.L.P., counsel for the Underwriters, stating that:

(i) each of the Transaction Entities, ESS Holdings Business Trust I and ESS Holdings Business Trust II has been duly organized and is validly existing as a corporation, limited partnership or Massachusetts business trust, as applicable, in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

(ii) the Company and each of the Significant Subsidiaries are duly qualified to do business as a foreign corporation, limited liability company, limited partnership or Massachusetts business trust, as applicable, and are in good standing in each jurisdiction set forth on Schedule A thereto;

(iii) the Company and the Operating Partnership have the requisite power to execute and deliver this Agreement and perform their obligations as contemplated herein;

(iv) this Agreement has been duly authorized, executed and delivered by each of the Transaction Entities;

(v) each of the Formation Transaction Agreements has been duly authorized, executed and delivered by each of the Company, the Operating Partnership or Extra Space Storage LLC, as applicable;

(vi) the Shares have been duly authorized and, when issued and paid for in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable;

(vii) the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights arising under the Maryland General Corporation Law or the Company’s charter or by-laws and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares will be free of preemptive rights arising under the Maryland General Corporation Law or the Company’s charter or by-laws and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares comply with the provisions of the Maryland General Corporation Law and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

(viii) all of the outstanding shares of capital stock of each of the Transaction Entities, ESS Holdings Business Trust I, ESS Holdings Business Trust II and Extra Space Storage LLC has been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the

Registration Statement and the Prospectus, to such counsel’s knowledge, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in such entities are outstanding;

(ix) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of stock”;

(x) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

(xi) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(xii) the shares of Common Stock and the OP Units issued in connection with the Formation Transactions have been duly authorized for issuance by the Company and, as applicable, the Operating Partnership and have been validly issued and, in the case of the shares of Common Stock, are fully paid and non-assessable; the issuance and sale by the Company of the shares of Common Stock and by the Operating Partnership of OP Units in connection with the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities and blue sky laws;

(xiii) no approval, authorization, consent or order of or filing with any federal or Maryland state governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby, including the Formation Transactions, other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities, foreign securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD);

(xiv) the execution, delivery and performance of this Agreement by the Transaction Entities, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby, including the Formation Transactions, do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of the Company or the organizational documents of any of the Significant Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected and which have been filed as exhibits to the Registration Statement, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(xv) to such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter, by-laws, limited liability company agreement, declaration of trust or partnership agreement or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument which has been filed as an exhibit to the Registration Statement;

(xvi) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

(xvii) the Company is not and will not become, as a result of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus and as a result of the Formation Transactions, required to register as an “investment company”, nor shall the Company become an entity “controlled” by an “investment company” under the Investment Company Act;

(xviii) the information in the Registration Statement and the Prospectus under the headings “Risk Factors—Risks Relating to Organization and Structure,” “Business and Properties—Legal Proceedings,” “Management—Material U.S. Federal Income Tax Consequences,” “Certain provisions of Maryland law and of our charter and bylaws,” “Extra Space Storage LP partnership agreement” and “Shares eligible for future resale” and in Item 34 of

Part II of the Registration Statement, insofar as such statements purport to summarize or describe matters of law or legal conclusions, have been reviewed by such counsel, and are correct in all material respects;

(xix) the Shares have been approved for listing by the New York Stock Exchange;

(xx) the statements in the Registration Statement and the Prospectus under the headings “U.S. federal income tax considerations,” to the extent they describe applicable U.S. federal income tax law, are correct in all material respects;

(xxi) the Operating Partnership will be treated for U.S. federal income tax purposes as a partnership and not an association taxable as a corporation; and

(xxii) the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation (as described in the Registration Statement and the Prospectus and as represented by the Transaction Entities) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2004 and thereafter.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (vii), (ix) and (xviii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Charles L. Allen, Senior Vice President and Senior Legal Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Hogan & Hartson L.L.P., counsel for the Underwriters, stating that:

(i) each of the Significant Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership, trust or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and

(ii) all of the outstanding shares of capital stock of each of the Significant Subsidiaries has been duly authorized and validly issued, are fully paid and non assessable and, except as otherwise stated in the Registration Statement and the Prospectus, to such counsel’s knowledge, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding.

(c) (c) The opinions stated above shall be limited as follows: (i) with respect to the opinions stated in Section 6(a), to federal laws of the United States of America and the laws of the States of New York and Maryland and the Delaware Revised Uniform Limited Partnership Act, as amended, the Delaware Limited Liability Company Act, as amended, and, with respect to the opinions stated in Section 6(a)(i) and (viii), the laws of the Commonwealth of Massachusetts, and (ii) with respect to the opinions stated in Section 6(b), the laws of the States of Utah, Delaware and New Jersey and the Delaware Revised Uniform Limited Partnership Act, as amended, and the Delaware Limited Liability Company Act, as amended. With regard to matters of Maryland and Massachusetts law, Clifford Chance US LLP may rely on opinions of local counsel reasonably satisfactory to the Underwriters and Hogan & Hartson L.L.P or opinions of such local counsel may be furnished to you in lieu of an opinion of Clifford Chance US LLP.

(d) You shall have received from PricewaterhouseCoopers LLP, Timpson Garcia, LLP and R.J. Gold & Company, P.C. letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by you.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (vi), (ix) (with respect to the Shares only), (x), (xi) and the last subparagraph of paragraph (a) of this Section 6.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

(g) The Registration Statement shall have become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

(k) You shall have received signed Lock-up Agreements from each of the persons referred to in Section 3(r) hereof.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS and Merrill Lynch’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS and Merrill Lynch’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If UBS and Merrill Lynch elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Transaction Entities jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares, or (iv) the Directed Share Program, provided that the Transaction Entities shall not be responsible under this clause (iv) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Transaction Entities pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Transaction Entities in writing of the institution of such Proceeding and the Transaction Entities shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Transaction Entities shall not relieve the Transaction Entities from any liability which the Transaction Entities may have to any Underwriter or any such person or otherwise, except to the extent the Transaction Entities’ legal defenses have been substantially and materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Transaction Entities in connection with the defense of such Proceeding or the Transaction Entities shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Transaction Entities (in which case the Transaction Entities shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Transaction Entities and paid as incurred (it being understood, however, that the Transaction Entities shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Transaction Entities shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Transaction Entities, the Transaction Entities agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

The Transaction Entities jointly and severally agree to indemnify, defend and hold harmless UBS FinSvc and its partners, directors and officers, and any person who controls UBS FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that the Transaction Entities shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS FinSvc in conducting the Directed Share Program. The second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against UBS FinSvc or any such person in respect of which indemnity may be sought against the Transaction Entities pursuant to the foregoing sentence; except that the Transaction Entities shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless each of the Transaction Entities, their directors and officers, and any person who controls the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Transaction Entities, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in the Registration Statement as set forth in Section 10 (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Transaction Entities or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Transaction Entities or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Transaction Entities or any such person or otherwise, except to the extent such Underwriter’s legal defenses have been substantially and materially prejudiced by such omission. Each of the Transaction Entities or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Transaction Entities or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Transaction Entities and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Transaction Entities and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Transaction Entities on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending against any Proceeding.

(d) The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Transaction Entities contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Transaction Entities and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Transaction Entities, against any of the officers or directors of the Transaction Entities, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the third sentence of the first paragraph under the caption “Underwriting—Commissions and Discounts” and in the first and second paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department; to Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, Attention: Scott Eisen, and if to the Transaction Entities, shall be sufficient in all respects if delivered or sent to the Company at the offices set forth in the Registration Statement, Attention: Kenneth M. Woolley, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Jay L. Bernstein, Esq.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Transaction Entities consent to the jurisdiction of such courts and personal service with respect thereto. The Transaction Entities hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS, Merrill Lynch or any indemnified party. Each of UBS, Merrill Lynch and the Transaction Entities (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Transaction Entities agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Transaction Entities and may be enforced in any other courts to the jurisdiction of which the Transaction Entities are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Transaction Entities and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Transaction Entities and their successors and assigns and any successor or assign of any substantial portion of the Transaction Entities’ and any of the Underwriters’ respective businesses and/or assets.

17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of UBS may have lending relationships with issuers of securities underwritten or privately placed by UBS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS.

If the foregoing correctly sets forth the understanding among the Transaction Entities and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Transaction Entities and the Underwriters, severally.

Very truly yours,

EXTRA SPACE STORAGE INC.

By:

Name:

Title:

EXTRA SPACE STORAGE LP

By:

Name:

Title:

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

UBS SECURITIES LLC

By:

Name:

Title:

By:

Name:

Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:

Name:

Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
A.G. EDWARDS & SONS, INC.
BANC OF AMERICA SECURITIES LLC
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS CORPORATION
WELLS FARGO SECURITIES, LLC

Total